UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 8525

(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 434-6670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, Ramsey Alloush, the General Counsel of Journey Medical Corporation (the “Company”), was appointed as the Company’s Chief Operating Officer. Mr. Alloush will also continue to serve as the Company’s General Counsel.

Mr. Alloush, age 40, has served as the Company’s General Counsel since October 2020 and was appointed Company Secretary in 2021. He continues to maintain responsibility for the Legal department as Acting General Counsel and Corporate Secretary. As General Counsel, he has been responsible for all global legal matters and served as a key advisor to the Chief Executive Officer and Board of Directors. In addition to leading the Company’s IPO, he led several large transactions and Hatch-Waxman litigations. Prior to joining the Company, he advised biopharmaceutical companies on corporate transactions and securities matters. He also served as a legal fellow at the Securities and Exchange Commission, focusing on enforcement matters. Earlier in his career, Mr. Alloush worked in the Aesthetics Division at Medicis Pharmaceuticals prior to its acquisition by Valeant Pharmaceuticals (now Bausch Health) for $2.6 billion. He received his Master of Laws, with honors, in Taxation and Master of Laws in Securities & Financial Regulation from Georgetown University Law Center and his Juris Doctor from the Nova Shepard Broad Law Center.

In connection with his appointment, the Company entered into an amended and restated employment agreement with Mr. Alloush, dated March 31, 2025, pursuant to which he will receive: (i) an annualized base salary of $392,945; (ii) eligibility to receive a cash bonus target of 50% of his base salary based on the Company’s performance and his individual performance on behalf of the Company; (iii) eligibility to participate in the Company’s 2015 Stock Plan, as amended, and related equity grant agreements; (iv) eligibility to receive additional equity awards based upon the Company’s performance, his individual performance on behalf of the Company and such other factors as the Board may determine; and (v) eligibility to participate in such other benefits as are generally made available to similarly situated senior executive employes of the Company.

No family relationships exist between Mr. Alloush and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Alloush and any other person pursuant to which Mr. Alloush was selected as the Company’s Chief Operating Officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Alloush has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A press release related to Mr. Alloush’s appointment is attached as Exhibit 99.1 to this report and is incorporated by reference to this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated April 1, 2025
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation
(Registrant)

By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director

Date: April 3, 2025